EXHIBIT 21

SUBSIDIARIES

Registrant – Equifax Inc. (a Georgia corporation).

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of March 2003 (all of which are included in the consolidated financial statements):

Name of Subsidiary	State or Country of Incorporation
24/7 Mail, Inc. (22)	Florida
511759 N.B. Inc.(4)	New Brunswick
3032423 Nova Scotia Company (13)(18)	Nova Scotia
3651754 Canada Inc.(14)	Canada
Acrofax Inc.	Quebec
CD Holdings, Inc.(21)	Georgia
Clearing de Informes S.A.(11)	Uruguay
Compliance Data Center, Inc.	Georgia
Computer Ventures, Inc(1)	Delaware
Credit Northwest Corporation(1)	Washington
Dicom S.A.(12)	Chile
Equifax Canada Inc.(2)	Canada
Equifax City Directory Canada Inc.(4)	New Brunswick
Equifax City Directory, Inc.	Georgia
Equifax Commercial Services Ltd.(5)	Ireland
Equifax Consumer Services, Inc.	Georgia
Equifax de Chile, S.A.(11)	Chile
Equifax Decision Solutions, Inc.	Arizona
Equifax Decision Systems, B.V.	The Netherlands
Equifax do Brasil Holdings Ltda.(11)	Brazil
Equifax Direct Marketing Solutions, Inc.	Georgia
Equifax Europe LLC	Georgia
Equifax Europe (U.K.) Ltd.(6)	United Kingdom
Equifax Financial Services(14)(20)	Ontario
Equifax Finance (1), Inc.(1)	Georgia
Equifax Finance (2), Inc.(1)	Georgia

Equifax Infolink Plc(9)	United Kingdom
Equifax Information Services LLC	Georgia
Equifax Information Services Puerto Rico, Inc.	Georgia
Equifax Information Technology, Inc.	Georgia
Equifax Investment (South America) LLC (11)	Georgia
Equifax (Isle of Man) Ltd.(5)	Isle of Man
Equifax Italy Holdings, Srl(15)(16)	Italy
Equifax Italy, Srl(17)	Italy
Equifax Luxembourg (No. 2) S.À.R.L.	Luxembourg
Equifax Luxembourg S.A.	Luxembourg
Equifx Plc(5)(19)	England
Equifax Real Estate Mortgage Solutions, LLC(1)	Georgia
Equifax Secure U.K. Ltd.(6)	United Kingdom
Equifax South America LLC	Georgia
Equifax U.K. Finance (No. 2)(15)	England
Equifax Ventures, Inc.	Georgia
Global Scan Ltd.(7)	England
Global Scan Investments Ltd.(8)	United Kingdom
High Integrity Systems, LLC	California
Imperitek Corporation	Georgia
Infocheck On-line Ltd.(7)	United Kingdom
Infolink Decision Services Ltd.(9)	United Kingdom
Infolink Ltd.(9)	England
Light Signatures, Inc.	California
Naviant, Inc.	Florida
Privista Inc.	Georgia
Propago S.A.(12)	Chile
Prospects Unlimited Canada Inc.(4)	New Brunswick
Prospects Unlimited Inc.(4)	New Brunswick
The Infocheck Group Ltd.(6)	England
UAPT-Infolink Plc(6)	United Kingdom
Verdad Informatica de Costa Rica, S.A. (3)	Costa Rica

Registrant’s subsidiary Equifax Europe LLC owns 59.2% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion

Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 29.622% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina).

Registrant’s subsidiary Equifax South America LLC owns 100% of the stock of Equifax de Chile S.A. which owns 100% of the stock of Propago S.A. and 100% of the stock of Dicom S.A., which owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, wholly-owned subsidiary of Equifax Inc., which owns 2%, and 16% of the stock of InfoCorp S.A. (Peru), along with Dicom S.A. which owns 35%.

Registrant’s subsidiary Equifax Information Services LLC owns 60% of FT/E Mortgage Soltuions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia) which owns 59.4%, along with FT/E, which owns 1% of Total Credit Services, L.P. (Delaware).

Registrant’s subsidiary Equifax do Brazil Holdings Ltda owns 80% of the stock of Equifax do Brasil Ltd. (Brazil).

Registrant’s subsidiary Equifax South America LLC owns 15% of the stock of Infocom Honduras S.A. de C.B. (Honduras).

(1)Subsidiary of Equifax Information Services LLC

(2)Subsidiary of Acrofax Inc.

(3)Subsidiary of Equifax Direct Marketing Solutions, Inc.

(4)Subsidiary of Equifax Canada Inc.

(5)Subsidiary of Equifax Europe LLC

(6)Subsidiary of Equifax Plc

(7)Subsidiary of The Infocheck Group Ltd.

(8)Subsidiary of Global Scan Ltd.

(9)Subsidiary of UAPT-Infolink Plc

(10)Subsidiary of Infolink Ltd.

(11)Subsidiary of Equifax South America LLC

(12)Subsidiary of Equifax de Chile, S.A.

(13)Subsidiary of Equifax Finance (1), Inc.

(14)Subsidiary of 3032423 Nova Scotia Company

(15)Subsidiary of Equifax Luxembourg (No. 2) S.À.R.L.

(16)Subsidiary of Equifax Luxembourg S.A.

(17)Subsidiary of Equifax Italy Holdings, Srl.

(18)Subsidiary of Equifax Finance (2), Inc.

(19)Subsidiary of Equifax (Isle of Man) Ltd.

(20)Subsidiary of 3651754 Canada Inc.

(21)Subsidiary of Equifax Consumer Services, Inc.

(22)Subsidiary of Naviant, Inc.